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Exhibit 99.6

Certification of CFO under Section 906 of the Sarbanes-Oxley Act of 2002

        I certify that this periodic report containing the issuer's financial statements fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this periodic report fairly presents. In all material respects, the financial condition and results of operations of the issuer.

By:	/s/ JOHN F. COGER John F. Coger Executive Vice President, Chief Financial Officer November 13, 2002

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  Exhibit 99.6
Certification of CFO